                                                                    EXHIBIT 3.10

        DEAN HELLER                               Office Use Only:
        SECRETARY OF STATE                        FILED #C19549-00
[SEAL]                                                  -------------
        101 North Carson Street, Suite 3
        Carson City, Nevada 89701-4786                     MAR 28, 2001
        (775) 684 5708
                                                         IN THE OFFICE OF

                                                  /s/ DEAN HELLER
                                                  ------------------------------
                                                  DEAN HELLER SECRETARY OF STATE

                      ------------------------------------
                                 Certificate of
                                   Correction
                      (PURSUANT TO NRS 78.0295 AND 80.007)
                      ------------------------------------

            IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING
--------------------------------------------------------------------------------

                           CERTIFICATE OF CORRECTION
                      (PURSUANT TO NRS 78.0295 AND 80.007)
                             --REMIT IN DUPLICATE--

1.      The name of the corporation for which correction is being made:

        Future Educational Systems, Inc.

2.      Description of the original document for which correction is being made:

        Articles of Merger

3.      Filing date of the original document: November 20, 2000

4. Description of the incorrect statement and the reason it is incorrect or the manner in which the execution or other formal authentication was defective:*

        The Articles of Merger of Island Resources, Inc. into Future Educational Systems, Inc. indicated that there were 52,236 shares of common stock issued and outstanding of Island Resources, Inc., a New York corporation. There were 38,700 shares of common stock issued and outstanding. The corporation received an incorrect computation of the shares of stock issued and outstanding from its transfer agent, Signature Stock Transfer, Inc., and said information was inserted in the Articles of Merger. Subsequent to the filing of the Articles of Merger, the correct number of issued and outstanding shares was supplied by Signature Stock Transfer, Inc. to the corporation. The vote tally was then corrected.

5. Correction of the incorrect statement or defective execution or authentication:

        Attached hereto and made a part hereof by reference are Amended Articles of Merger. Said amended document reflects that there were 38,707 shares of common stock issued and outstanding of Island Resources, Inc. that 38,707 shares were entitled to vote for the merger and that 36,030 shares voted in favor of the merger.

6.      Signature:


/s/ NENITA ROSES                          PRESIDENT            FEBRUARY 27, 2001
--------------------------------
SIGNATURE OF CORPORATE OFFICER          TITLE OF OFFICER       DATE
Nenita Roses

*A REASON for the incorrect statement, execution or other authentication must be provided.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                       FUTURE EDUCATIONAL SYSTEMS, INC.'S
                           AMENDED ARTICLES OF MERGER
                                       OF
                             ISLAND RESOURCES, INC.
                             a New York corporation
                                      into
                        FUTURE EDUCATIONAL SYSTEMS, INC.
                       (formerly ISLAND RESOURCES, INC.)
                          a Nevada corporation as the
                        surviving corporation, pursuant
                         to Section 78.475 et Seq., of
                          the Nevada Revised Statutes


          Amended Articles of Merger made this 8th day of January, 2001, by Island Resources, Inc., a New York corporation herein after called ("New York Corporation"), of 63 Wall Street, New York, New York 10005, and Future Educational Systems, Inc., formerly Island Resources, Inc., a Nevada corporation, of 1110 E. William Street, Suite 207, Carson City, Nevada 89701 herein after called ("Nevada Corporation"), the two corporations being hereinafter sometimes called the Constituent Companies.

          WHEREAS, the Constituent Companies have entered into certain Articles of Merger as of October 24, 2000 and have caused said Articles of Merger to be filed with the Secretary of State of the State of Nevada on November 20, 2000.

          WHEREAS, the Board of Directors of each of the Constituent Companies deemed it advisable to file an amended Articles of Merger in accordance with law.

          WHEREAS, the Board of Directors of each of the Constituent Companies had deemed it advisable and generally to the welfare of the Constituent Companies that the New York Corporation merger with and into the Nevada Corporation be under and pursuant to the provisions of Section 78.475 of the Nevada Revised Statutes and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended;

          WHEREAS, the New York Corporation is a corporation duly organized under the laws of the State of New York having been incorporated September 1968 has authorized capital stock consisting of 10,000,000 shares of Common Stock at no par value each share. There were 38,707 shares of Common Stock issued and outstanding and not 52,236 has stated in the Articles of Merger as of November 20, 2000;

        WHEREAS, the Nevada Corporation is a corporation duly organized under the laws of the State of Nevada having been incorporated July 19, 2000, has authorized capital stock consisting of 50,000,000 shares of which 50,000,000 are voting shares of Common Stock $.01 par value each share. There were 100 shares of Common Stock issued and outstanding as of November 20, 2000;

        WHEREAS, the laws of the State of Nevada permitted such a merger and the Constituent Companies desired to merger under and pursuant to the provision of the laws of the State of Nevada;

        WHEREAS, the shareholders of both had duly approved a merger of the New York Corporation into the Nevada Corporation; and

        WHEREAS, the shareholders of the Constituent Companies have duly approved changing the name of the merged Company -- the Nevada Corporation to "Future Educational Systems, Inc."

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

        1. MERGER: The New York Corporation shall be and hereby is merged into the Nevada Corporation and shall hereafter be known as "Future Educational Systems, Inc."

        2. EFFECTIVE DATE: This plan of reorganization and merger became effective on November 20, 2000, upon filing in the office of the Nevada Secretary of State's Office, the time of such effectiveness being hereinafter called the "Effective Date."

                (a) For all purposes of the laws of the State of Nevada, this plan of reorganization and merger and the merger herein provided for became effective and the separate existences of the New York Corporation ceased except insofar as they may be continued by statute, as of the effective date.

                (b) The corporate identity, existences, purposes, powers, objects, franchises, rights and immunities of the New York Corporation shall be continued in and merger into the Nevada Corporation, (the "Surviving Company"), and shall be fully vested therewith.

               (c) As at November 20, 2000, the Constituent Companies became or were to become single corporation, subject to the laws of the jurisdiction of each Constituent Companies.

          3. SURVIVING CORPORATION: The Nevada Corporation survived the merger herein and shall continue to be governed by the laws of the State of Nevada and the separate corporation existence of the New York Corporation ceased as of November 20, 2000.

          4. ARTICLES OF INCORPORATION: The Articles of Incorporation of the Nevada Corporation shall be the Articles of Incorporation of the Surviving Company as of November 20, 2000.

          5. BYLAWS: The By-Laws of the Nevada Corporation as presently exist shall be the By-Laws of the Surviving Company as of November 20, 2000.

          6. BOARD OF DIRECTORS AND OFFICERS: The members of the board of directors and officers of the Surviving Company as of November 20, 2000 shall be those persons who are the members of the board of directors and the officers, respectively, of the Nevada Corporation prior to November 20, 2000, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws, or until their respective successors are elected and qualified.

          7. AUTHORITY TO CONDUCT BUSINESS: The Surviving Company will file its application for authority to conduct business in any states it plans in which to do business.

          8. CONVERSION OF SHARES: The manner of converting shares of the New York Corporation into shares of the Surviving Company shall be as follows:

               (a) As of November 20, 2000, each share of stock of the New York Corporation outstanding without any action on the part of the holder thereof automatically become and was converted into common stock of the Surviving Company at the ratio of 15 shares of common stock of the Surviving Company for each 1 share of the common stock of the New York Corporation.

               (b) Each outstanding certificate representing shares of the common stock of the New York Corporation was deemed, for all corporate purposes, to evidence the ownership of the number of fully paid, nonassessable shares of common stock of the Nevada Corporation the "Surviving Company" into which such shares of common stock of the New York Corporation shall be so converted.

9. RIGHTS OF SHAREHOLDERS. Any holder of a certificate or certificates which theretofore represented shares of the common stock of the New York Corporation may, but shall not be required to surrender the same to the Transfer Agent of the Surviving Corporation, Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Dallas, Texas 75244 and shall thereupon be entitled to receive in exchange therefore a certificate representing the number of shares of common or preferred stock of the Surviving Corporation in the amount of shares as set forth in paragraph 8 hereinabove.

10. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this merger agreement is authorized by the laws of the respective jurisdictions of the Constituent Companies and that the matter was approved at a special shareholders meeting of the respective companies at which the shareholders voted as follows:

                                        COMMON SHARES        VOTED
     NAME OF CORPORATION               ENTITLED TO VOTE       FOR       AGAINST
     -------------------               ----------------      -----      -------
     New York Corporation                   38,707          36,030        -0-
     Nevada Corporation                        100             100        -0-

11. FURTHER ASSURANCES OF TITLE: As and when requested by the Surviving Corporation or by its successors or assigns, the New York Corporation will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Companies acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the New York Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Companies or otherwise to take any and all such action.

          12. SERVICE OF PROCESS ON SURVIVING CORPORATION: The Surviving Corporation has agreed that it may be served with process in the State of New York in any proceeding for enforcement of any obligation of the New York Corporation as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of New York and hereby irrevocably appoints the Secretary of State of New York as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to Surviving Company's new Resident Agent: GKL Resident Agents/Filings, Inc., 1100 East William Street, Suite 207, Carson City, Nevada 89701.

          13. SHAREHOLDERS RIGHT TO PAYMENT: The Surviving Corporation agrees that subject to provisions of the Corporations Code of the State of New York, it will pay the shareholders of the New York Corporation the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of New York as the case may be.

IN WITNESS WHEREOF, each of the corporate parties hereto pursuant to authority duly granted to its board of directors, has caused these amended articles of merger with plan of reorganization and merger to be executed by its respective officer.

Island Resources, Inc.                       Future Educational Systems, Inc.
New York Corporation                         Island Resources, Inc.,
                                             a Nevada corporation


By: /s/ ROY RAYO                             By: /s/ ROY RAYO
    ---------------------------------            -------------------------------
    Roy Rayo, President                          Roy Rayo, President


    /s/ CLAUDINE O. MONTENEGRO                   /s/ CLAUDINE O. MONTENEGRO
    ---------------------------------            -------------------------------
    Claudine Montenegro                          Claudine Montenegro
    Secretary                                    Secretary